Exhibit 23.1


            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (No. 333-127803, No. 333-113554, and No. 333-105966) on Form S-8 and in the
Registration Statements (No. 333-136830 and No. 333-129336) on Form S-3 of ENGlobal Corporation of our reports dated March 8, 2010, relating to our audits of the consolidated financial statements, the financial statement schedule and internal control over financial reporting, which appear in the Annual Report on Form 10-K of ENGlobal Corporation for the year ended December 31, 2009.


/s/ Hein & Associates LLP,
Hein & Associates LLP

Houston, Texas
March 8, 2010